Exhibit 24.1

AGRATECH SEEDS INC.

AGRATRADE FINANCING, INC.

AGVESTMENTS, INC.

CROSS EQUIPMENT COMPANY, INC.

GK FINANCE CORPORATION

GK PEANUTS, INC.

GK PECANS, INC.

LUKER INC.

Power of Attorney

May 26, 2004

The undersigned (each a “Grantor”) each as indicated below (1) constitutes and appoints Stephen O. West and J. David Dyson each as the Grantor’s true and lawful attorney-in-fact and agent with full power of substitution for the Grantor in the Grantor’s name, place, and stead, in any and all capacities, to sign, for and on behalf of each corporation listed below, the Registration Statement with respect to guaranties of 10¼% Notes due 2014 issued by Gold Kist Inc. and any and all amendments thereto (including pre-effective and post-effective amendments), including any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, (2) grants to the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing required and necessary to be done as fully as the Grantor might have done in person, and (3) ratifies and confirms all that the attorneys-in-fact and agents or permitted substitutes may lawfully have done or caused to be done. The Grantor also authenticates, acknowledges, and adopts each typed, printed, duplicated, and facsimile signature of the Grantor appearing in any capacity in any and all Registration Statements referred to in the preceding sentence.

/s/ Michael Stimpert	/s/ John Bekkers

Michael Stimpert, member of the board of directors of (1) AgraTrade Financing, Inc.; (2) Cross Equipment Company, Inc.; (3) GK Finance Corporation; (4) GK Pecans, Inc.; (5) Luker Inc.; (6) GK Peanuts, Inc.; and (7) AgraTech Seeds Inc.	John Bekkers, member of the board of directors of (1) AgraTrade Financing, Inc.; (2) Cross Equipment Company, Inc.; (3) GK Finance Corporation; (4) GK Pecans, Inc.; (5) Luker Inc.; (6) GK Peanuts, Inc.; and (7) AgraTech Seeds Inc.

/s/ Stephen West	/s/ David Dyson

Stephen West, member of the board of directors of (1) AgraTrade Financing, Inc.; (2) Agvestments, Inc.; (3) GK Finance Corporation; (4) Luker Inc.; and (5) AgraTech Seeds Inc.	David Dyson, member of the board of directors of (1) Agvestments, Inc.; and (2) GK Finance Corporation

/s/ Walter Pohl	/s/ Michael Naumann

Walter Pohl, member of the board of directors of Agvestments, Inc.	Michael Naumann, member of the board of directors of GK Finance Corporation

/s/ Allen Merritt

Allen Merritt, member of the board of directors of (1) Luker Inc. and (2) AgraTech Seeds Inc.